Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Fiscal 2018 Third Quarter GAAP EPS Up 315 Percent
and Record Adjusted EPS Up 18 Percent over Prior Year

Q3 FY18 (all from continuing operations):

•	GAAP EPS of $1.95, up 315 percent from the prior year; GAAP net income of $431 million

•	Record adjusted EPS of $1.95, up 18* percent versus prior year

•	Record adjusted EBITDA margin of 36.3* percent, up 220 basis points versus prior year

Highlights

•	Closed on Lu'An gasification project in China; acquired Shell’s coal gasification technology/patents

•	Brought $350 million steam methane reformer onstream, supplying Covestro (Baytown, Texas), other customers linked to Air Products’ Gulf Coast hydrogen and CO pipeline networks

•	Opened world-class India engineering center at Pune and inaugurated industrial gas complex within the Integrated Refinery Expansion Project (IREP) of BPCL's Refinery in Kochi

Guidance

•
Increased fiscal 2018 adjusted EPS guidance to $7.40 to $7.45 per share, now up 17 to 18 percent over prior year. Fiscal 2018 fourth quarter adjusted EPS guidance of $1.95 to $2.00 per share, up 11 to 14 percent over fiscal 2017 fourth quarter.

•	Expected fiscal year 2018 capital spending of $1.8 to $2.0 billion

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures. These exclude discontinued operations and are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found below.

LEHIGH VALLEY, Pa. (July 26, 2018) – Air Products (NYSE: APD) today reported net income from continuing operations of $431 million and diluted earnings per share (EPS) from continuing operations of $1.95 for its fiscal third quarter ended June 30, 2018. There were no non-GAAP adjustments in the quarter.
On a GAAP continuing operations basis, net income and diluted EPS increased 313 percent and 315 percent, respectively, over the prior year. On a non-GAAP continuing operations basis, net income and diluted EPS increased 19 percent and 18 percent, respectively, over the prior year.
Third quarter sales of $2.3 billion increased six percent from the prior year on three percent higher volumes, three percent favorable currency, and one percent higher pricing, partially offset by one percent lower energy pass-through. Volumes were higher in all three Industrial Gas regions, partially offset by lower activity from the Jazan project. Excluding Jazan, volumes were up seven percent. Pricing increased one percent, driven primarily by the China and Europe merchant businesses.
For the quarter, adjusted EBITDA of $820 million increased 13 percent over the prior year, driven by the higher volumes, positive pricing, favorable currency and equity affiliate income. Record adjusted EBITDA margin of 36.3 percent increased 220 basis points over the prior year.

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Commenting on the results, Seifi Ghasemi, chairman, president and chief executive officer, said, “The people of Air Products have delivered another excellent set of safety and financial results, including record adjusted EPS and record adjusted EBITDA margin. We continued to generate significant cash, which supports our robust dividend and future investment opportunities. Meanwhile, we are executing on our overall growth strategy, acquiring the Shell gasification technology and closing on the Lu’An project this past quarter. This is a team committed to working together, winning together and being best-in-class in everything we do."

Third Quarter Results by Business Segment

•
Industrial Gases – Americas sales of $949 million increased two percent over prior year, with six percent higher volumes partially offset by four percent lower energy cost pass-through. Hydrogen demand remained strong, and underlying merchant gases volumes were positive. Adjusted EBITDA of $382 million increased four percent over the prior year, primarily driven by the higher volumes and a contract termination, partially offset by higher planned maintenance costs.

•
Industrial Gases – EMEA sales of $561 million increased 24 percent over prior year. Volumes increased 12 percent, with approximately 10 percent from the new hydrogen plant in India and two percent from merchant volume improvement. Pricing improved three percent, primarily driven by packaged gases. Currency and energy pass-through increased sales by seven and two percent, respectively. Adjusted EBITDA of $186 million increased 19 percent over the prior year, primarily from the new plant in India and higher merchant volume, pricing and favorable currency. Adjusted EBITDA margin of 33.2 percent decreased 160 basis points; excluding energy pass-through and the India plant, which has comparatively high natural gas costs, adjusted EBITDA margin was up more than 100 basis points.

•
Industrial Gases – Asia sales of $624 million increased 16 percent over prior year. Volumes increased six percent; excluding the impact of a one-time equipment sale last year, volumes were up 16 percent. Favorable currency increased sales by six percent versus prior year. Pricing was up four percent versus prior year, largely driven by the China merchant market. Adjusted EBITDA of $270 million increased 28 percent on the strong volumes, favorable currency and higher pricing. Adjusted EBITDA margin of 43.3 percent was up 400 basis points over prior year.

Outlook
Ghasemi said, “Over the past four years, we have successfully executed against our Five-Point Plan by focusing on our industrial gas business, decentralizing the company, changing the culture, controlling capital and costs, and aligning the rewards system. As we evolve that Plan to shape our success for the coming years, we will put all our energy into sustaining leading safety and financial performance, investing $15 billion in high-quality industrial gas projects, driving an accountable and inclusive culture, and fulfilling our higher purpose as a company. We remain very optimistic about the future growth of Air Products."
Again increasing guidance for fiscal 2018, Air Products now expects full-year adjusted EPS of $7.40 to $7.45 per share, up 17 to 18 percent over prior year. For the fiscal 2018 fourth quarter, Air Products expects adjusted EPS of $1.95 to $2.00 per share, up 11 to 14 percent over the fiscal 2017 fourth quarter.
The capital expenditure forecast for fiscal year 2018 now is expected to be in the range of $1.8 to $2.0 billion on a GAAP and non-GAAP basis.
Management has provided adjusted EPS and adjusted tax rate guidance on a continuing operations basis. While Air Products might have additional impacts from the U.S. Tax Cuts and Jobs Act adopted in late 2017, or incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS or the effective tax rate. Management does not believe these items to be representative of underlying business performance. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS or the impact of the adjusted tax rate to a comparable GAAP range.

Earnings Teleconference
Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time on July 26 by calling 323-794-2588 and entering passcode 7745198, or access the Event Details page on Air Products’ Investor Relations web site.

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About Air Products
Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company’s core industrial gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment.
The Company had fiscal 2017 sales of $8.2 billion from continuing operations in 50 countries and has a current market capitalization of about $35 billion. Approximately 15,000 passionate, talented and committed employees from a diversity of backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com.
NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this release is furnished. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions and supply and demand dynamics in market segments into which the Company sells; political risks, including the risks of unanticipated government actions; acts of war or terrorism; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; our ability to execute the projects in our backlog; asset impairments due to economic conditions or specific events; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; costs and outcomes of litigation or regulatory investigations; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures, including reputational impacts; the Company’s ability to implement and operate with new technologies; the impact of changes in environmental, tax or other legislation, economic sanctions and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2017. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, our non-GAAP measures are determined by adjusting the most directly comparable GAAP financial measure to exclude certain disclosed items (“non-GAAP adjustments”) that we believe are not representative of the underlying business performance. For example, we restructured the Company to focus on its core Industrial Gases business. This resulted in significant cost reduction and asset actions that we believe were important for investors to understand separately from the performance of the underlying business. The reader should be aware that we may incur similar expenses in the future. The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. Investors should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
During the first quarter of fiscal year 2018, we adopted accounting guidance on the presentation of net periodic pension and postretirement benefit cost. Certain prior year information has been reclassified to conform to the fiscal year 2018 presentation. Refer to Note 3, New Accounting Guidance, to the consolidated financial statements for additional information.
CONSOLIDATED RESULTS

	Continuing Operations
	Three Months Ended 30 June
Q3 2018 vs. Q3 2017	Operating Income	Operating Margin(A)		Equity Affiliates' Income (Loss)	Income Tax Provision	Net Income	Diluted EPS
2018 GAAP	$515.8	22.8%		$58.1	$107.1	$430.7	$1.95
2017 GAAP	258.7	12.2%		(36.9)	89.3	104.2	.47
Change GAAP	$257.1	1,060	bp	$95.0	$17.8	$326.5	$1.48
% Change GAAP	99%			257%	20%	313%	315%
2018 GAAP	$515.8	22.8%		$58.1	$107.1	$430.7	$1.95
2018 Non-GAAP Measure	$515.8	22.8%		$58.1	$107.1	$430.7	$1.95
2017 GAAP	$258.7	12.2%		($36.9)	$89.3	$104.2	$.47
Tax benefit associated with business separation	—	—%		—	8.2	(8.2)	(.04)
Cost reduction and assets actions(B)	42.7	2.0%		—	12.2	30.0	.14
Goodwill and intangible asset impairment charge(C)	162.1	7.6%		—	4.6	154.1	.70
Equity method investment impairment charge	—	—%		79.5	—	79.5	.36
Pension settlement loss	—	—%		—	2.1	3.4	.02
2017 Non-GAAP Measure	$463.5	21.8%		$42.6	$116.4	$363.0	$1.65
Change Non-GAAP Measure	$52.3	100	bp	$15.5	($9.3)	$67.7	$.30
% Change Non-GAAP Measure	11%			36%	(8)%	19%	18%

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	Continuing Operations
	Nine Months Ended 30 June
2018 vs. 2017	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision	Net Income	Diluted EPS
2018 GAAP	$1,431.9	21.6%		$115.6	$455.1	$1,002.7	$4.54
2017 GAAP	982.6	16.4%		35.3	262.2	660.2	3.00
Change GAAP	$449.3	520	bp	$80.3	$192.9	$342.5	$1.54
% Change GAAP	46%			227%	74%	52%	51%
2018 GAAP	$1,431.9	21.6%		$115.6	$455.1	$1,002.7	$4.54
Tax reform repatriation	—	—%		32.5	(420.5)	453.0	2.06
Tax reform rate change and other	—	—%		—	214.0	(214.0)	(.97)
Tax restructuring benefit	—	—%		—	38.8	(38.8)	(.18)
2018 Non-GAAP Measure	$1,431.9	21.6%		$148.1	$287.4	$1,202.9	$5.45
2017 GAAP	$982.6	16.4%		$35.3	$262.2	$660.2	$3.00
Business separation costs	32.5	.6%		—	3.7	26.5	.12
Tax benefit associated with business separation	—	—%		—	5.5	(5.5)	(.02)
Cost reduction and assets actions(B)	103.0	1.7%		—	24.1	78.4	.36
Goodwill and intangible asset impairment charge(C)	162.1	2.7%		—	4.6	154.1	.70
Equity method investment impairment charge	—	—%		79.5	—	79.5	.36
Pension settlement loss	—	—%		—	3.6	6.0	.03
2017 Non-GAAP Measure	$1,280.2	21.4%		$114.8	$303.7	$999.2	$4.55
Change Non-GAAP Measure	$151.7	20	bp	$33.3	($16.3)	$203.7	$.90
% Change Non-GAAP Measure	12%			29%	(5)%	20%	20%

(A)	Operating margin is calculated by dividing operating income by sales.

(B)	Noncontrolling interests impact of $.5 for the three and nine months ended 30 June 2017.

(C)	Noncontrolling interests impact of $3.4 for the three and nine months ended 30 June 2017.

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ADJUSTED EBITDA
We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non‑operating income (expense), net, income tax provision (benefit), and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.
Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2018	Q1	Q2	Q3	Q4	Q3 YTD Total
Income from Continuing Operations(A)	$162.7	$423.6	$444.7		$1,031.0
Add: Interest expense	29.8	30.4	34.9		95.1
Less: Other non-operating income (expense), net	9.8	11.1	12.8		33.7
Add: Income tax provision	291.8	56.2	107.1		455.1
Add: Depreciation and amortization	227.9	240.0	245.6		713.5
Add: Tax reform repatriation - equity method investment	32.5	—	—		32.5
Adjusted EBITDA	$734.9	$739.1	$819.5		$2,293.5
2017	Q1	Q2	Q3	Q4	Q3 YTD Total
Income from Continuing Operations(A)	$258.2	$310.1	$106.4	$480.5	$674.7
Add: Interest expense	29.5	30.5	29.8	30.8	89.8
Less: Other non-operating income (expense), net	(.2)	5.3	3.7	7.8	8.8
Add: Income tax provision (benefit)	78.4	94.5	89.3	(1.3)	262.2
Add: Depreciation and amortization	206.1	211.8	216.9	231.0	634.8
Add: Business separation costs	32.5	—	—	—	32.5
Add: Cost reduction and asset actions	50.0	10.3	42.7	48.4	103.0
Add: Goodwill and intangible asset impairment charge	—	—	162.1	—	162.1
Less: Gain on land sale	—	—	—	12.2	—
Add: Equity method investment impairment charge	—	—	79.5	—	79.5
Adjusted EBITDA	$654.9	$651.9	$723.0	$769.4	$2,029.8

(A)	Includes net income attributable to noncontrolling interests.

2018 vs. 2017	Q1	Q2	Q3	Q3 YTD Total
Change GAAP
Income from continuing operations change	($95.5)	$113.5	$338.3	$356.3
Income from continuing operations % change	(37)%	37%	318%	53%
Change Non-GAAP
Adjusted EBITDA change	$80.0	$87.2	$96.5	$263.7
Adjusted EBITDA % change	12%	13%	13%	13%

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Below is a reconciliation of segment operating income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Three Months Ended 30 June 2018
Operating income (loss)	$237.1		$118.8		$185.5		$19.8	($45.4)	$515.8
Operating margin	25.0%		21.2%		29.7%				22.8%
Three Months Ended 30 June 2017
Operating income (loss)	$234.9		$96.2		$149.5		$27.8	($44.9)	$463.5
Operating margin	25.3%		21.3%		27.8%				21.8%
Operating income (loss) change	$2.2		$22.6		$36.0		($8.0)	($.5)	$52.3
Operating income (loss) % change	1%		23%		24%		(29)%	(1)%	11%
Operating margin change	(30	) bp	(10	) bp	190	bp			100	bp
NON-GAAP MEASURE
Three Months Ended 30 June 2018
Operating income (loss)	$237.1		$118.8		$185.5		$19.8	($45.4)	$515.8
Add: Depreciation and amortization	120.5		49.8		69.5		2.3	3.5	245.6
Add: Equity affiliates' income	24.1		17.5		15.1		1.4	—	58.1
Adjusted EBITDA	$381.7		$186.1		$270.1		$23.5	($41.9)	$819.5
Adjusted EBITDA margin	40.2%		33.2%		43.3%				36.3%
Three Months Ended 30 June 2017
Operating income (loss)	$234.9		$96.2		$149.5		$27.8	($44.9)	$463.5
Add: Depreciation and amortization	117.0		45.1		49.6		2.3	2.9	216.9
Add: Equity affiliates' income	14.1		15.7		12.5		.3	—	42.6
Adjusted EBITDA	$366.0		$157.0		$211.6		$30.4	($42.0)	$723.0
Adjusted EBITDA margin	39.4%		34.8%		39.3%				34.1%
Adjusted EBITDA change	$15.7		$29.1		$58.5		($6.9)	$.1	$96.5
Adjusted EBITDA % change	4%		19%		28%		(23)%	—%	13%
Adjusted EBITDA margin change	80	bp	(160	) bp	400	bp			220	bp

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	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Nine Months Ended 30 June 2018
Operating income (loss)	$676.6		$340.0		$509.7		$41.4	($135.8)	$1,431.9
Operating margin	24.4%		20.7%		27.9%				21.6%
Nine Months Ended 30 June 2017
Operating income (loss)	$681.4		$274.8		$380.2		$58.7	($114.9)	$1,280.2
Operating margin	25.4%		21.7%		26.9%				21.4%
Operating income (loss) change	($4.8)		$65.2		$129.5		($17.3)	($20.9)	$151.7
Operating income (loss) % change	(1)%		24%		34%		(29)%	(18)%	12%
Operating margin change	(100	) bp	(100	) bp	100	bp			20	bp
NON-GAAP MEASURE
Nine Months Ended 30 June 2018
Operating income (loss)	$676.6		$340.0		$509.7		$41.4	($135.8)	$1,431.9
Add: Depreciation and amortization	360.6		149.6		188.9		5.8	8.6	713.5
Add: Equity affiliates' income	59.6		41.7		44.7		2.1	—	148.1
Adjusted EBITDA	$1,096.8		$531.3		$743.3		$49.3	($127.2)	$2,293.5
Adjusted EBITDA margin	39.6%		32.4%		40.7%				34.6%
Nine Months Ended 30 June 2017
Operating income (loss)	$681.4		$274.8		$380.2		$58.7	($114.9)	$1,280.2
Add: Depreciation and amortization	344.8		128.9		145.6		6.0	9.5	634.8
Add: Equity affiliates' income	41.8		33.5		38.9		.6	—	114.8
Adjusted EBITDA	$1,068.0		$437.2		$564.7		$65.3	($105.4)	$2,029.8
Adjusted EBITDA margin	39.8%		34.5%		40.0%				33.9%
Adjusted EBITDA change	$28.8		$94.1		$178.6		($16.0)	($21.8)	$263.7
Adjusted EBITDA % change	3%		22%		32%		(25)%	(21)%	13%
Adjusted EBITDA margin change	(20	) bp	(210	) bp	70	bp			70	bp
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2018	2017	2018	2017
Segment total	$515.8	$463.5	$1,431.9	$1,280.2
Business separation costs	—	—	—	(32.5)
Cost reduction and asset actions	—	(42.7)	—	(103.0)
Goodwill and intangible asset impairment charge	—	(162.1)	—	(162.1)
Consolidated Total	$515.8	$258.7	$1,431.9	$982.6

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income (loss):

	Three Months Ended		Nine Months Ended
	30 June		30 June
Equity Affiliates' Income (Loss)	2018	2017	2018	2017
Segment total	$58.1	$42.6	$148.1	$114.8
Equity method investment impairment charge	—	(79.5)	—	(79.5)
Tax reform repatriation - equity method investment	—	—	(32.5)	—
Consolidated Total	$58.1	($36.9)	$115.6	$35.3

INCOME TAXES
The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. For additional discussion on the fiscal year 2018 non-GAAP tax adjustments, including the impact of the U.S. Tax Cuts and Jobs Act, refer to Note 2, Income Taxes, to the consolidated financial statements.

	Effective Tax Rate
	Three Months Ended 30 June		Nine Months Ended 30 June
	2018	2017	2018	2017
Income Tax Provision—GAAP	$107.1	$89.3	$455.1	$262.2
Income From Continuing Operations Before Taxes—GAAP	$551.8	$195.7	$1,486.1	$936.9
Effective Tax Rate—GAAP	19.4%	45.6%	30.6%	28.0%
Income Tax Provision—GAAP	$107.1	$89.3	$455.1	$262.2
Business separation costs	—	—	—	3.7
Tax benefit associated with business separation	—	8.2	—	5.5
Cost reduction and asset actions	—	12.2	—	24.1
Pension settlement loss	—	2.1	—	3.6
Goodwill and intangible asset impairment charge	—	4.6	—	4.6
Equity method investment impairment charge	—	—	—	—
Tax reform repatriation	—	—	(420.5)	—
Tax reform rate change and other	—	—	214.0	—
Tax restructuring benefit	—	—	38.8	—
Income Tax Provision—Non-GAAP Measure	$107.1	$116.4	$287.4	$303.7
Income From Continuing Operations Before Taxes—GAAP	$551.8	$195.7	$1,486.1	$936.9
Business separation costs	—	—	—	30.2
Cost reduction and asset actions	—	42.7	—	103.0
Pension settlement loss	—	5.5	—	9.6
Goodwill and intangible asset impairment charge	—	162.1	—	162.1
Equity method investment impairment charge	—	79.5	—	79.5
Tax reform repatriation - equity method investment	—	—	32.5	—
Income From Continuing Operations Before Taxes—Non-GAAP Measure	$551.8	$485.5	$1,518.6	$1,321.3
Effective Tax Rate—Non-GAAP Measure	19.4%	24.0%	18.9%	23.0%

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CAPITAL EXPENDITURES
We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash in the consolidated statements of cash flows within "Cash Provided by Operating Activities" if the arrangement qualifies as a capital lease.
Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 30 June		Nine Months Ended 30 June
	2018	2017	2018	2017
Capital expenditures for continuing operations—GAAP basis	$634.4	$273.8	$1,478.3	$814.9
Capital lease expenditures	3.0	1.0	15.3	6.8
Capital expenditures—Non-GAAP basis	$637.4	$274.8	$1,493.6	$821.7
We expect capital expenditures for fiscal year 2018 to be approximately $1,800 to $2,000 on a GAAP and non-GAAP basis.

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RETURN ON CAPITAL EMPLOYED (ROCE)
Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is calculated based on trailing four quarters and is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. This non-GAAP measure has been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt and total equity less noncontrolling interests and total assets of discontinued operations.

	2018				2017				2016
	Q3		Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Net income from continuing operations attributable to Air Products	$430.7		$416.4	$155.6	$474.2	$104.2	$304.4	$251.6	$289.4
Interest expense	34.9		30.4	29.8	30.8	29.8	30.5	29.5	32.2
Interest expense tax impact	(6.8)		(3.6)	(19.1)	.1	(13.6)	(7.1)	(6.9)	(8.0)
Interest expense, after-tax	28.1		26.8	10.7	30.9	16.2	23.4	22.6	24.2
Net income attributable to noncontrolling interests of continuing operations	14.0		7.2	7.1	6.3	2.2	5.7	6.6	5.0
Earnings After-Tax—GAAP	$472.8		$450.4	$173.4	$511.4	$122.6	$333.5	$280.8	$318.6

Disclosed items, after-tax
Business separation costs	$—		$—	$—	$—	$—	$—	$26.5	$19.3
Tax (benefit) costs associated with business separation	—		—	—	—	(8.2)	—	2.7	4.1
Cost reduction and asset actions	—		—	—	30.9	30.0	7.2	41.2	7.2
Goodwill and intangible asset impairment charge	—		—	—	—	154.1	—	—	—
Gain on land sale	—		—	—	(7.6)	—	—	—	—
Equity method investment impairment charge	—		—	—	—	79.5	—	—	—
Pension settlement loss	—		—	—	.6	3.4	2.6	—	1.4
Loss on extinguishment of debt	—		—	—	—	—	—	—	4.3
Tax election benefit	—		—	—	(111.4)	—	—	—	—
Tax reform repatriation	—		—	453.0	—	—	—	—	—
Tax reform rate change and other	—		—	(214.0)	—	—	—	—	—
Tax restructuring benefit	—		(38.8)	—	—	—	—	—	—
Earnings After-Tax—Non‑GAAP	$472.8		$411.6	$412.4	$423.9	$381.4	$343.3	$351.2	$354.9

Total Capital
Short-term borrowings	$90.4		$112.5	$87.1	$144.0	$143.4	$122.3	$156.1	$935.8	$1,043.0
Current portion of long-term debt	5.0		11.6	11.3	416.4	416.0	420.5	873.3	365.4	714.9
Long-term debt	3,377.1		3,442.4	3,414.9	3,402.4	3,366.6	3,300.4	3,289.0	3,909.7	3,908.1
Long-term debt – related party	398.7		—	—	—	—	—	—	—	—
Total Debt	3,871.2		3,566.5	3,513.3	3,962.8	3,926.0	3,843.2	4,318.4	5,210.9	5,666.0
Total Equity	10,810.0		10,693.2	10,321.2	10,185.5	9,509.9	9,420.2	7,261.1	7,213.4	7,180.2
Noncontrolling interests of discontinued operations	—		—	—	—	—	—	—	(33.9)	(32.9)
Assets of discontinued operations	—		—	(10.2)	(10.2)	(9.8)	(9.8)	(860.2)	(1,968.5)	(1,762.0)
Total Capital	$14,681.2		$14,259.7	$13,824.3	$14,138.1	$13,426.1	$13,253.6	$10,719.3	$10,421.9	$11,051.3

Earnings After Tax—GAAP	$1,608.0					$1,055.5
Five-quarter average total capital	14,065.9					11,774.4
ROCE—GAAP items	11.4%					9.0%
Change GAAP-based Measure	240	bp

Earnings After Tax—Non-GAAP	$1,720.7					$1,430.8
Five-quarter average total capital	14,065.9					11,774.4
ROCE—Non-GAAP items	12.2%					12.2%
Change Non-GAAP-based Measure	—

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OUTLOOK
Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business performance. While we might incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
	Q4	Full Year
2017 GAAP	$2.15	$5.16
Business separation costs	—	.12
Tax benefit associated with business separation	—	(.02)
Cost reduction and asset actions	.14	.49
Pension settlement loss	—	.03
Goodwill and intangible asset impairment charge	—	.70
Gain on land sale	(.03)	(.03)
Equity method investment impairment charge	—	.36
Tax election benefit	(.50)	(.50)
2017 Non-GAAP Measure	$1.76	$6.31
2018 Non-GAAP Outlook	1.95–2.00	7.40–7.45
Change Non-GAAP	.19–.24	1.09–1.14
% Change Non-GAAP	11%–14%	17%–18%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	30 June		30 June
(Millions of dollars, except for share and per share data)	2018	2017	2018	2017
Sales	$2,259.0	$2,121.9	$6,631.3	$5,984.5
Cost of sales	1,545.4	1,486.0	4,623.7	4,206.5
Selling and administrative	188.6	184.1	574.8	526.4
Research and development	15.0	14.6	44.1	44.4
Business separation costs	—	—	—	32.5
Cost reduction and asset actions	—	42.7	—	103.0
Goodwill and intangible asset impairment charge	—	162.1	—	162.1
Other income (expense), net	5.8	26.3	43.2	73.0
Operating Income	515.8	258.7	1,431.9	982.6
Equity affiliates' income (loss)	58.1	(36.9)	115.6	35.3
Interest expense	34.9	29.8	95.1	89.8
Other non-operating income (expense), net	12.8	3.7	33.7	8.8
Income From Continuing Operations Before Taxes	551.8	195.7	1,486.1	936.9
Income tax provision	107.1	89.3	455.1	262.2
Income From Continuing Operations	444.7	106.4	1,031.0	674.7
Income (Loss) From Discontinued Operations, net of tax	43.2	(2.3)	42.2	1,871.5
Net Income	487.9	104.1	1,073.2	2,546.2
Net Income Attributable to Noncontrolling Interests of Continuing Operations	14.0	2.2	28.3	14.5
Net Income Attributable to Air Products	$473.9	$101.9	$1,044.9	$2,531.7
Net Income Attributable to Air Products
Income from continuing operations	$430.7	$104.2	$1,002.7	$660.2
Income (Loss) from discontinued operations	43.2	(2.3)	42.2	1,871.5
Net Income Attributable to Air Products	$473.9	$101.9	$1,044.9	$2,531.7
Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.96	$.48	$4.57	$3.03
Income (Loss) from discontinued operations	.20	(.01)	.19	8.59
Net Income Attributable to Air Products	$2.16	$.47	$4.76	$11.62
Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.95	$.47	$4.54	$3.00
Income (Loss) from discontinued operations	.20	(.01)	.19	8.52
Net Income Attributable to Air Products	$2.15	$.46	$4.73	$11.52
Weighted Average Common Shares – Basic (in millions)	219.5	218.1	219.3	217.9
Weighted Average Common Shares – Diluted (in millions)	220.9	219.8	220.7	219.8
Dividends Declared Per Common Share – Cash	$1.10	$.95	$3.15	$2.76
Other Data from Continuing Operations
Depreciation and amortization	$245.6	$216.9	$713.5	$634.8
Capital expenditures – Refer to page 10	$637.4	$274.8	$1,493.6	$821.7

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 June	30 September
(Millions of dollars)	2018	2017
Assets
Current Assets
Cash and cash items	$2,986.5	$3,273.6
Short-term investments	7.3	404.0
Trade receivables, net	1,227.6	1,174.0
Inventories	322.1	335.4
Contracts in progress, less progress billings	93.9	84.8
Prepaid expenses	104.1	191.4
Other receivables and current assets	314.0	403.3
Current assets of discontinued operations	—	10.2
Total Current Assets	5,055.5	5,876.7
Investment in net assets of and advances to equity affiliates	1,259.3	1,286.9
Plant and equipment, at cost	21,387.5	19,547.8
Less: accumulated depreciation	11,485.5	11,107.6
Plant and equipment, net	9,902.0	8,440.2
Goodwill, net	794.1	721.5
Intangible assets, net	449.0	368.3
Noncurrent capital lease receivables	1,058.2	1,131.8
Other noncurrent assets	687.9	641.8
Total Noncurrent Assets	14,150.5	12,590.5
Total Assets	$19,206.0	$18,467.2
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,968.4	$1,814.3
Accrued income taxes	46.0	98.6
Short-term borrowings	90.4	144.0
Current portion of long-term debt	5.0	416.4
Current liabilities of discontinued operations	—	15.7
Total Current Liabilities	2,109.8	2,489.0
Long-term debt	3,377.1	3,402.4
Long-term debt – related party	398.7	—
Other noncurrent liabilities	1,831.8	1,611.9
Deferred income taxes	678.6	778.4
Total Noncurrent Liabilities	6,286.2	5,792.7
Total Liabilities	8,396.0	8,281.7
Air Products Shareholders’ Equity	10,486.0	10,086.2
Noncontrolling Interests	324.0	99.3
Total Equity	10,810.0	10,185.5
Total Liabilities and Equity	$19,206.0	$18,467.2

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	30 June
(Millions of dollars)	2018	2017
Operating Activities
Net income	$1,073.2	$2,546.2
Less: Net income attributable to noncontrolling interests of continuing operations	28.3	14.5
Net income attributable to Air Products	1,044.9	2,531.7
Income from discontinued operations	(42.2)	(1,871.5)
Income from continuing operations attributable to Air Products	1,002.7	660.2
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	713.5	634.8
Deferred income taxes	(86.9)	(78.1)
Tax reform repatriation	310.3	—
Undistributed earnings of unconsolidated affiliates	(27.7)	(34.4)
Gain on sale of assets and investments	(5.2)	(7.9)
Share-based compensation	30.4	27.4
Noncurrent capital lease receivables	73.7	69.4
Goodwill and intangible asset impairment charge	—	162.1
Equity method investment impairment charge	—	79.5
Write-down of long-lived assets associated with cost reduction actions	—	59.1
Other adjustments	(23.2)	110.7
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(50.5)	(25.7)
Inventories	16.0	44.8
Contracts in progress, less progress billings	(10.4)	(18.6)
Other receivables	95.9	80.0
Payables and accrued liabilities	(164.9)	(99.9)
Other working capital	(10.4)	(50.0)
Cash Provided by Operating Activities	1,863.3	1,613.4
Investing Activities
Additions to plant and equipment	(1,158.1)	(806.8)
Acquisitions, less cash acquired	(320.2)	—
Investment in and advances to unconsolidated affiliates	—	(8.1)
Proceeds from sale of assets and investments	45.8	20.7
Purchases of investments	(349.8)	(2,488.6)
Proceeds from investments	745.2	1,473.5
Other investing activities	(1.8)	(1.5)
Cash Used for Investing Activities	(1,038.9)	(1,810.8)
Financing Activities
Long-term debt proceeds	.5	2.2
Payments on long-term debt	(418.2)	(483.5)
Net decrease in commercial paper and short-term borrowings	(46.1)	(799.2)
Dividends paid to shareholders	(656.6)	(580.9)
Proceeds from stock option exercises	58.2	38.2
Other financing activities	(35.6)	(31.2)
Cash Used for Financing Activities	(1,097.8)	(1,854.4)
Discontinued Operations
Cash used for operating activities	(12.8)	(768.0)
Cash provided by investing activities	18.6	3,750.6
Cash provided by financing activities	—	69.5
Cash Provided by Discontinued Operations	5.8	3,052.1
Effect of Exchange Rate Changes on Cash	(19.5)	1.5
(Decrease) Increase in Cash and Cash Items	(287.1)	1,001.8
Cash and Cash items - Beginning of Year	3,273.6	1,330.8
Cash and Cash items - End of Period	$2,986.5	$2,332.6
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds) - Continuing operations	$311.6	$357.0

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Three Months Ended 30 June 2018
Sales	$948.7	$561.1	$623.8	$101.1	$24.3	$2,259.0
Operating income (loss)	237.1	118.8	185.5	19.8	(45.4)	515.8
Depreciation and amortization	120.5	49.8	69.5	2.3	3.5	245.6
Equity affiliates' income	24.1	17.5	15.1	1.4	—	58.1
Three Months Ended 30 June 2017
Sales	$930.1	$451.7	$538.3	$187.4	$14.4	$2,121.9
Operating income (loss)	234.9	96.2	149.5	27.8	(44.9)	463.5
Depreciation and amortization	117.0	45.1	49.6	2.3	2.9	216.9
Equity affiliates' income	14.1	15.7	12.5	.3	—	42.6

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Nine Months Ended 30 June 2018
Sales	$2,771.7	$1,638.6	$1,825.0	$335.8	$60.2	$6,631.3
Operating income (loss)	676.6	340.0	509.7	41.4	(135.8)	1,431.9
Depreciation and amortization	360.6	149.6	188.9	5.8	8.6	713.5
Equity affiliates' income	59.6	41.7	44.7	2.1	—	148.1
Nine Months Ended 30 June 2017
Sales	$2,684.1	$1,265.6	$1,412.5	$551.8	$70.5	$5,984.5
Operating income (loss)	681.4	274.8	380.2	58.7	(114.9)	1,280.2
Depreciation and amortization	344.8	128.9	145.6	6.0	9.5	634.8
Equity affiliates' income	41.8	33.5	38.9	.6	—	114.8
Total Assets
30 June 2018	$5,857.7	$3,311.8	$5,880.0	$267.9	$3,888.6	$19,206.0
30 September 2017	5,840.8	3,276.1	4,412.1	279.6	4,648.4	18,457.0
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2018	2017	2018	2017
Segment total	$515.8	$463.5	$1,431.9	$1,280.2
Business separation costs	—	—	—	(32.5)
Cost reduction and asset actions	—	(42.7)	—	(103.0)
Goodwill and intangible asset impairment charge	—	(162.1)	—	(162.1)
Consolidated Total	$515.8	$258.7	$1,431.9	$982.6

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income (loss):

	Three Months Ended		Nine Months Ended
	30 June		30 June
Equity Affiliates' Income (Loss)	2018	2017	2018	2017
Segment total	$58.1	$42.6	$148.1	$114.8
Equity method investment impairment charge	—	(79.5)	—	(79.5)
Tax reform repatriation - equity method investment	—	—	(32.5)	—
Consolidated Total	$58.1	($36.9)	$115.6	$35.3
Below is a reconciliation of segment total assets to consolidated total assets:

	30 June	30 September
Total Assets	2018	2017
Segment total	$19,206.0	$18,457.0
Discontinued operations	—	10.2
Consolidated Total	$19,206.0	$18,467.2

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars, unless otherwise indicated)
1. ASSET ACQUISITION
On 9 September 2017, Air Products signed an agreement to form a joint venture, Air Products Lu’an (Changzhi) Co., Ltd. (“the JV”) with Lu’An Clean Energy Company ("Lu’An"). The JV will receive coal, steam and power from Lu’An and will supply syngas to Lu’An under a long-term onsite contract. On 26 April 2018 ("the acquisition date"), we completed the formation of the JV, of which Air Products owns 60% and Lu’An owns 40%. Air Products contributed four large air separation units to the JV with a carrying value of approximately $300, and the JV acquired gasification and syngas clean-up assets from Lu’An for 7.9 billion RMB (approximately $1.2 billion). As a result, the carrying value of the plant and equipment of the JV was approximately $1.5 billion at the acquisition date. The four gasifiers are being brought on stream in stages, and the JV is expected to be operating in full production by the end of fiscal year 2018. Additional capital expenditures will be incurred on this project as the assets under construction are completed. The JV is consolidated within the results of the Industrial Gases – Asia segment.
We accounted for the acquisition of the gasification and syngas clean-up assets as an asset acquisition. In connection with closing the acquisition, we paid net cash of approximately 1.5 billion RMB ($235) and issued equity of 1.4 billion RMB ($227) to Lu'An for their noncontrolling interest in the JV.
In addition, Lu'An made a loan of 2.6 billion RMB ($399) to the JV with regularly scheduled principal and interest payments at a fixed interest rate of 5.5%, and we established a liability of 2.3 billion RMB ($345) for cash payments expected to be made to or on behalf of Lu'An in the fourth quarter of fiscal year 2018. The long-term debt from Lu'An is presented on the consolidated balance sheets as "Long-term debt – related party" and our expected cash payment is presented within "Payables and accrued liabilities."
The issuance of equity to Lu'An for their noncontrolling interest, the long-term debt, and the liability for the remaining cash payment were noncash transactions; therefore, they have been excluded from the consolidated statement of cash flows for the nine months ended 30 June 2018.
2. INCOME TAXES
U.S. Tax Cuts and Jobs Act
On 22 December 2017, the United States enacted the U.S. Tax Cuts and Jobs Act (“the Tax Act”) which significantly changed existing U.S. tax laws, including a reduction in the federal corporate income tax rate from 35% to 21%, a deemed repatriation tax on unremitted foreign earnings, as well as other changes. As a result of the Tax Act, our consolidated income statements for the nine months ended 30 June 2018 reflect a net expense of $239.0 for the impacts recorded during the first quarter of fiscal year 2018. This includes an expense of $453.0 for the cost of the deemed repatriation tax and adjustments to the future cost of repatriation from foreign investments. This expense impacted our income tax provision by $420.5 and equity affiliate income by $32.5 for future costs of repatriation that will be borne by an equity affiliate. In addition, the income tax provision was benefited by $214.0 primarily from the re-measurement of our net U.S. deferred tax liabilities at the lower corporate tax rate.
We are reporting the impacts of the Tax Act provisionally based upon reasonable estimates as of 30 June 2018. The impacts are not yet finalized as they are dependent on factors and analysis not yet known or fully completed, including but not limited to, the final cash balances for fiscal year 2018, further book to U.S. tax adjustments for the earnings of foreign entities, the issuance of additional guidance, as well as our ongoing analysis of the Tax Act.
As a fiscal year-end taxpayer, certain provisions of the Tax Act become effective in our fiscal year 2018 while other provisions do not become effective until fiscal year 2019. The corporate tax rate reduction is effective as of 1 January 2018 and, accordingly, reduces our 2018 fiscal year U.S. federal statutory rate to a blended rate of approximately 24.5%.
Restructuring Benefit
During the second quarter of fiscal year 2018, we recognized a tax benefit of $38.8, net of reserves for uncertain tax positions, and a corresponding decrease in net deferred tax liabilities resulting from the restructuring of several foreign subsidiaries.

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3. NEW ACCOUNTING GUIDANCE
Presentation of Net Periodic Pension and Postretirement Benefit Cost
During the first quarter of fiscal year 2018, we adopted accounting guidance on the presentation of net periodic pension and postretirement benefit cost. Prior to adoption, all net periodic benefit costs were presented within operating costs, primarily within "Cost of sales" and "Selling and administrative." As a result of adoption, non-service costs (e.g., interest cost, expected return on plan assets, amortization of actuarial gains/losses, settlements) are now presented in our consolidated income statements outside of operating income in "Other non-operating income (expense), net." Prior period information has been reclassified to conform to the fiscal year 2018 presentation. The line item classification changes required by the new guidance did not impact the Company's pre-tax earnings or net income; however, "Operating income" and "Other non-operating income (expense), net" changed by immaterial offsetting amounts.